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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Form 8-K/A of Medtronic, Inc. and in Registration Statement No. 2-65156, 2-65157, 2-68408, 33-168, 33-24212, 33-36552, 33-37529, 33-44230, 33-55329, 33-63805, 33-64585, 333-04099, 333-07385, 333-44766, 333-52840, 333-65227, 333-66978, 333-68594, 333-71259, 333-71355, 333-74229, 333-75819, and 333-90381 of Medtronic, Inc. on Form S-8 of our report dated June 4, 2001, on the financial statements of Medical Research Group, Inc. for the years ended December 31, 2000 and 1999.

/s/Deloitte & Touche LLP

Los Angeles, California
November 9, 2001

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  Exhibit 23.2